Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Citius Oncology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)		Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	457(o)			$15,000,000		$0.0001531	$2,296.50

Equity	Pre-funded Warrants to Purchase Common Stock	457(g)	--		--	(3)	--		(4)

Equity	Common Stock Underlying Pre-funded Warrants	457(o)	--		—	(3)	--	--	(3)

Equity	Warrants to Purchase Common Stock	457(g)	--	--	--		--	--	(4)

Equity	Common Stock Underlying Warrants	457(o)			$15,000,000		$0.0001531	$2,296.50

Equity	Agent’s Warrants to Purchase Common Stock	457(g)	--	--	--		--	--	(4)

Equity	Common Stock Underlying Agent’s Warrants	457(o)		--	$750,000		$0.0001531	$114.83

Total Offering Amounts								$4,707.83
Total Fee Offsets								—
Net Fee Due								$4,707.83

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of shares of common stock, $0.0001 par value per share (the “Common Stock”) of Citius Oncology, Inc. that may become issuable by reason of any stock split, stock dividend or similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Common Stock.

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	The proposed maximum aggregate offering price of the Common Stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and pre-funded warrants (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, is $15,000,000.

(4)	No separate registration fee pursuant to Rule 457(g) of the Securities Act.